Exhibit 99.1

Sealed Air Corporation 200 Riverfront Boulevard Elmwood Park, NJ 07407

For release: July 30, 2014	Investor Contact: Lori Chaitman 201-703-4161	Media Contact: Ken Aurichio 201-703-4164

SEALED AIR REPORTS SECOND QUARTER 2014 RESULTS

•	Adjusted EBITDA Increased 8.4% to $284 Million or 14.4% of Net Sales

•	2014 Adjusted EPS of $0.42 Increased 20%; Reported EPS of $0.28

•	Repurchased Approximately 3.9 million Shares for $130 Million and Recently Refinanced Credit Facility

•	Company Raises 2014 Financial Outlook

ELMWOOD PARK, N.J., Wednesday, July 30, 2014 – Sealed Air Corporation (NYSE: SEE) today announced financial results for the second quarter 2014. Commenting on these results, Jerome A. Peribere, President and Chief Executive Officer, said, “Second quarter 2014 net sales of $2.0 billion increased 3.0% on a constant dollar basis compared to last year primarily due to favorable price/mix of 3.4%. We delivered favorable price/mix across all divisions, which contributed to a year-over-year improvement of 50 basis points in gross profit margin. Adjusted EBITDA margin in the quarter increased 90 basis points to 14.4% as compared to 13.5% in the previous year. Based on our performance in the first half of 2014 and outlook for the remainder of the year, we are raising our full year 2014 guidance for Net Sales, Adjusted EBITDA, Adjusted EPS and Free Cash Flow. Our second quarter results and increased outlook for the full year demonstrate that our continued focus on quality of earnings is progressing ahead of our original expectations.”

“As part of our ‘Change the Game’ strategy and as a significant step in transforming Sealed Air into a knowledge-based company, we announced last week that we are relocating our global headquarters to a new, state-of-the-art campus in Charlotte, North Carolina. This move will create a stronger, one-company culture that enables greater collaboration, accelerates innovation and drives operating efficiencies. The new campus is expected to be completed by late 2016, and during this period we do not expect the cash costs to have a material impact on our financial outlook,” Peribere continued.

All results presented in this release include results on a continuing operations basis and reflect the change in the Company’s segment structure as previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2014. The Rigid Medical Packaging business, which the Company sold in December 2013, has been presented as discontinued operations. Reported information is defined as U.S. GAAP. Year-over-year net sales discussions present both reported and constant dollar performance. Constant dollar sales performance excludes the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization (“Adjusted EBITDA”), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share (“Adjusted EPS”) and Tax Rate, exclude the impact of special items, such as restructuring charges, cash-settled stock appreciation rights (“SARs”) granted as part of the Diversey acquisition and certain other one-time items.

Business and Financial Highlights

•	Net sales in the Food Care division of $962 million increased 1.6% compared to last year and 3.7% on a constant dollar basis. The increase in net sales was primarily due to favorable price/mix of 4.6%, partially offset by a decline in volume of 0.9%. Lower volume was largely attributable to a decline in beef production in North America and PED virus impact related to the pork market in both North America and Mexico. Food Care’s Adjusted EBITDA increased 7.6% to $159 million, or 16.6% of net sales. This increase was due to favorable mix and price/cost spread as well as cost synergies, partially offset by non-material inflation, negative currency translation and lower volumes.

•	The Diversey Care division reported net sales of $581 million, a 2.0% increase compared to last year. On a constant dollar basis, net sales increased 2.7% as a result of strong growth in developing regions as well as improving trends in Europe. Diversey Care’s Adjusted EBITDA of $72 million was essentially unchanged on a year-over-year basis. Adjusted EBITDA margin in the second quarter was 12.4%.

•	The Product Care division reported net sales of $409 million, a 3.5% increase compared to last year. On a constant dollar basis, net sales increased by 3.2% primarily due to a favorable price/mix of 3.0%. Product Care’s Adjusted EBITDA increased 15.5% to $71 million, or 17.3% of net sales. This increase was largely attributable to favorable mix and price/cost spread as well as cost synergies.

Second Quarter 2014 Summary

Second quarter 2014 net sales of $2.0 billion increased 1.9% on a reported basis and 3.0% on a constant dollar basis. Favorable product price/mix of 3.4% was offset by a 0.4% decline in volume. The Company delivered constant dollar sales growth in all regions with 8.0% growth in Latin America, 6.6% in AMAT1, 2.7% in North America, 1.7% in JANZ2, and 0.7% in Europe. Additionally, second quarter 2014 reported net sales from Developing Regions3 increased 7.6% in constant dollars, accounting for 25.5% of total net sales. The increase in Developing Regions was primarily attributable to strong demand in China, which delivered 12.6% constant dollar sales growth as compared to last year.

Adjusted EBITDA for the second quarter 2014 increased 8.4% to $284 million, or 14.4% of net sales. This compares to second quarter 2013 of $262 million, or 13.5% of net sales. The 90 basis point improvement in Adjusted EBITDA margin in the second quarter 2014 was primarily attributable to favorable mix and price/cost spread and cost synergies, partially offset by non-material inflation, lower volumes and $4 million negative currency translation.

Reported second quarter 2014 net earnings were $60 million, or $0.28 per share, which included special items largely comprised of costs associated with previously announced restructuring programs. This compares to reported net earnings of $54 million in the same period a year ago, or $0.25 per share. Adjusted Net Earnings were $91 million or $0.42 per share in second quarter 2014. This compares to Adjusted Net Earnings of $74 million, or $0.35 per share in second quarter 2013. The Tax Rate in second quarter 2014 was 29.5% as compared with 22.8% in second quarter 2013. This year-over-year increase was primarily due to the lapse of certain U.S. tax laws, including certain foreign rules and the research and development credit, as well as greater earnings in the U.S. and other jurisdictions with higher tax rates. In addition, second quarter 2013 benefited from a favorable settlement of a tax dispute.

[1]	AMAT is comprised of Asia, Middle East, Africa and Turkey.
[2]	JANZ is comprised of Japan, Australia and New Zealand.
[3]	Developing Regions are Africa, Asia (excluding Japan and South Korea), Central and Eastern Europe, and Latin America.

Share Repurchase

As previously announced, on June 13, 2014, Sealed Air repurchased $130 million, or 3,932,244 shares, of common stock at a price of $33.06 per share from the WRG Asbestos PI Trust. The Company funded the stock repurchase with $110 million from committed credit facilities and $20 million of accumulated cash and cash equivalents.

Credit Facility

On July 25, 2014, the Company amended and restated its senior secured credit facilities, including repayment of the outstanding Term Loan B. The amended and restated facility refinanced the Company’s Term Loan A, Term Loan B and revolving facilities. The new facilities, totaling $2.13 billion, are comprised of $1.33 billion for Term Loan A facilities and $700 million of revolving commitments. The Company also established a new $100 million delayed draw term Loan A facility. The amended and restated facility will provide approximately $15 million of annualized interest savings, in addition to a maturity extension and increased covenant flexibility.

Cash Flow and Net Debt

Cash flow used in operating activities for the six months ended June 30, 2014 was $762 million, which includes the $930 million payment in February 2014 pursuant to the W. R. Grace & Co. Settlement agreement (“Settlement agreement”). Excluding the Settlement agreement payment, cash flow provided by operating activities was $167 million, which is net of $50 million of restructuring and $17 million of SARs payments. This compares with cash provided by operating activities of $60 million in the six months ended June 30, 2013, which is net of $45 million of restructuring and $28 million of SARs payments. Capital expenditures were $55 million for the six months ended June 30, 2014 compared to $51 million for the six months ended June 30, 2013.

Free Cash Flow, defined as net cash used in operating activities less capital expenditures, was a use of $817 million in the six months ended June 30, 2014. Excluding the Settlement agreement payment, Free Cash Flow was a source of $112 million, compared with a source of $9 million during the same period a year ago. Compared to December 31, 2013, the Company’s net debt increased $80 million to $4.4 billion as of June 30, 2014. This increase was primarily a result of the Company’s share repurchase.

Outlook for Full Year 2014

The Company is increasing its full year 2014 outlook for Net Sales, Adjusted EBITDA, Adjusted EPS and Free Cash Flow. For Net Sales, the Company estimates approximately $7.75 billion, a $50 million increase from previously provided guidance. This assumes an estimated unfavorable impact of approximately 1% from foreign currency translation. Adjusted EPS is expected to be in the range of $1.65 to $1.70 as compared to the previously provided guidance of $1.50 to $1.60.

Adjusted EBITDA is anticipated to be in the range of approximately $1.085 billion to $1.095 billion, an increase from the previously provided guidance of $1.050 billion to $1.070 billion. Free Cash Flow is estimated to be approximately $485 million as compared to the previously provided outlook of $425 million. The Company is revising its 2014 estimates for cash restructuring charges and capital expenditures to be approximately $135 million and approximately $150 million, respectively. The Company’s Free Cash Flow target excludes the Settlement agreement payment referenced above.

Conference Call Information

Date:	July 30, 2014
Time:	8:30am (ET)
Webcast:	www.sealedair.com in the Investor Relations section
Conference Dial In:	(888) 713-4199 (domestic)
(617) 213-4861 (international)
Participant Code:	74989830

Conference Call Replay Information

Dates:	Wednesday, July 30, 2014 starting at 12:30pm (ET) through
Wednesday, September 6, 2014 at 11:59pm (ET)
Webcast:	www.sealedair.com in the Investor Relations section
Conference Dial In:	(888) 286-8010 (domestic)
(617) 801-6888 (international)
Participant Code:	97762782

Business

Sealed Air Corporation creates a world that feels, tastes and works better. In 2013, the Company generated revenue of approximately $7.7 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey™ cleaning and hygiene solutions, ensures a safer and less wasteful food supply chain, protects valuable goods shipped around the world, and improves health through clean environments. Sealed Air has approximately 25,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-U.S. GAAP Information

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Adjusted Net Earnings and EPS, net sales on a “constant dollar” basis, Adjusted Gross Profit, Adjusted Operating Profit, Free Cash Flow, EBITDA, Adjusted EBITDA and Tax Rate. We present results and guidance, adjusted to exclude the effects of certain specified items (“special items”) and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. We may use Adjusted EPS, net sales on a constant dollar basis, Adjusted Net Earnings, Adjusted Gross Profit, Adjusted Operating Profit, measures of free cash flow, net debt, and EBITDA figures to determine performance-based compensation. Our management uses financial measures excluding the effects of foreign currency translation in evaluating operating performance. Management believes that this information may be useful to investors. For a reconciliation of these non-U.S. GAAP metrics to U.S. GAAP and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA,” “Segment Information,” and “Components of Change in Net Sales by Segment.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial position and our results of operations. Examples of these forward-looking statements include expectations regarding our anticipated effective income tax rate, the potential cash tax benefits associated with the W. R. Grace & Co. Settlement agreement (as defined in the Company’s Annual Report on Form 10-K), potential volume, revenue and operating growth for future periods, expectations and assumptions associated with our restructuring programs, availability and pricing of raw materials, success of our growth initiatives, economic conditions, and the success of pricing actions. A variety of factors may cause actual results to differ materially from these expectations, including domestic and international economic and political conditions, changes in our raw material and energy costs, credit ratings, the success of restructuring plans, currency translation and devaluation effects, the competitive environment, the effects of animal and food-related health issues, environmental matters, and regulatory actions and legal matters. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
		Revised(2)		Revised(2)
Net sales	$1,973.6	$1,937.4	$3,801.3	$3,766.3
Cost of sales	1,293.6	1,278.3	2,480.3	2,495.0

Gross profit	680.0	659.1	1,321.0	1,271.3
As a % of total net sales	34.5%	34.0%	34.8%	33.8%
Selling, general and administrative expenses	459.8	449.9	907.2	884.6
As a % of total net sales	23.3%	23.2%	23.9%	23.5%
Amortization expense of intangible assets acquired	31.2	31.4	62.4	63.3
Stock appreciation rights expense(3)	1.7	0.1	2.2	18.1
Costs related to the acquisition and integration of Diversey	0.9	—	1.8	0.4
Restructuring and other charges	14.1	11.9	20.2	11.7

Operating profit	172.3	165.8	327.2	293.2
Interest expense	(73.9)	(89.7)	(152.4)	(180.5)
Foreign currency exchange (losses) related to Venezuelan subsidiaries(4)	0.2	(0.5)	(14.8)	(13.6)
Gain from Claims Settlement(5)	—	—	21.1	—
Loss on debt redemption	(0.4)	(0.1)	(0.8)	(32.4)
Other (expense), net	(4.8)	(3.3)	(4.4)	(3.0)

Earnings from continuing operations before income tax provision	93.4	72.2	175.9	63.7
Income tax provision	33.1	17.9	43.8	8.7

Effective income tax rate	35.4%	24.8%	24.9%	13.7%
Net earnings from continuing operations	60.3	54.3	132.1	55.0

Net earnings from discontinued operations(2)	—	2.0	—	4.0

Net earnings available to common stockholders	$60.3	$56.3	$132.1	$59.0

Net earnings per common share:
Basic:
Continuing operations	$0.28	$0.28	$0.63	$0.28
Discontinued operations	—	0.01	—	0.02

Net earnings per common share – basic	$0.28	$0.29	$0.63	$0.30

Diluted:
Continuing operations	$0.28	$0.25	$0.61	$0.26
Discontinued operations	—	0.01	—	0.02

Net earnings per common share – diluted	$0.28	$0.26	$0.61	$0.28

Dividends per common share	$0.13	$0.13	$0.26	$0.26

Weighted average number of common shares outstanding:
Basic	213.5	194.8	210.1	194.3

Diluted	214.7	213.6	214.6	213.2

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In December 2013, we completed the sale of our rigid medical packaging business for net cash proceeds of $122 million. The financial results of the rigid medical business is reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

(3)

At June 30, 2014, the remaining amount of unvested cash-settled stock appreciation rights ("SAR"s) will fully vest over the next 12 months. However, we will continue to incur expense related to these SARs until the last expiration date of these awards (March 2021). The amount of related future expense will fluctuate based on exercise and forfeiture activity and changes in the assumptions used in the valuation model, including the price of Sealed Air common stock.

(4)

Based on changes to the Venezuelan currency exchange rate mechanisms, we changed the exchange rate we used to remeasure our Venezuelan subsidiary’s financial statements into U.S. dollars. As a result of the change in our excess cash position in our Venezuelan subsidiaries being remeasured we recorded a remeasurement loss of $15 million in the six months ended June 30, 2014. In February 2013, the Venezuelan government announced a devaluation of the Bolivar from an official exchange rate of 4.3 to 6.3 bolivars per U.S. dollar. Due to this devaluation, as of June 30, 2013, we remeasured our bolivar denominated monetary assets and liabilities, which resulted in a pretax loss of $1 million in the three months ended June 30, 2013 and $14 million in the six months ended June 30, 2013.

(5)

As previously disclosed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, on February 3, 2014 we funded the cash consideration ($930 million) and issued the shares reserved under the Settlement agreement as defined therein. As a result, we recognized a gain on Claims Settlement of $21 million, which primarily consisted of the release of certain tax and other liabilities.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS(1)

(Unaudited)

(In millions)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$356.5	$992.4
Trade receivables, net(2)	961.0	1,126.4
Other receivables	371.1	147.9
Inventories	783.5	688.4
Other current assets	414.0	462.6

Total current assets	2,886.1	3,417.7
Property and equipment, net	1,099.7	1,134.5
Goodwill	3,123.1	3,114.6
Intangible assets, net	961.2	1,016.9
Other assets, net	461.8	450.5

Total assets	$8,531.9	$9,134.2

Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$644.0	$81.6
Current portion of long-term debt	69.8	201.5
Accounts payable	592.0	524.5
Settlement agreement and related accrued interest(3)	—	925.1
Other current liabilities	904.3	968.1

Total current liabilities	2,210.1	2,700.8
Long-term debt, less current portion	4,054.9	4,116.4
Other liabilities	851.2	926.5

Total liabilities	7,116.2	7,743.7

Total parent company stockholders' equity	1,414.3	1,389.1
Noncontrolling interests	1.4	1.4

Total stockholders' equity	1,415.7	1,390.5

Total liabilities and stockholders' equity	$8,531.9	$9,134.2

CALCULATION OF NET DEBT (1)

	June 30, 2014	December 31, 2013
Short-term borrowings	$644.0	$81.6
Current portion of long-term debt	69.8	201.5
Settlement agreement and related accrued interest(3)	—	925.1
Long-term debt, less current portion	4,054.9	4,116.4

Total debt	4,768.7	5,324.6
Less: cash and cash equivalents	(356.5)	(992.4)

Net debt	$4,412.2	$4,332.2

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

As of June 30, 2014, we had $217 million of borrowings outstanding under our accounts receivable securitization programs, and, accordingly, the receivables utilized as collateral under our accounts receivable securitization programs were reclassified from trade receivables, net to other current assets.

(3)

As previously disclosed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, on February 3, 2014 we funded the cash consideration and issued the shares reserved under the Settlement agreement.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2014	2013
		Revised(2)
Net earnings available to common stockholders – continuing operations	$132.1	$55.0
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities – continuing operations(3)	189.0	191.3
Changes in:
Trade receivables, net	(56.1)	(74.1)
Inventories	(99.6)	(114.9)
Accounts payable	69.0	88.3
Settlement agreement and related accrued interest (4)	(929.7)	24.1
Changes in all other operating assets and liabilities	(67.0)	(109.7)

Cash flow (used in) provided by operating activities – continuing operations	(762.3)	60.0
Capital expenditures for property and equipment	(55.1)	(50.8)
Other investing activities	1.1	7.5

Cash flow used in investing activities – continuing operations	(54.0)	(43.3)

Net proceeds from short-term borrowings and long-term debt(5)	362.2	11.1
Repurchase of common stock	(130.0)	—
Dividends paid on common stock	(56.0)	(50.9)
Acquisition of common stock for tax withholding obligations under our 2005 contingent stock plan	(2.8)	(3.9)
Payments of debt issuance costs	—	(7.7)
Payments of debt extinguishment costs	—	(26.2)

Cash flow provided by (used in) financing activities – continuing operations	173.4	(77.6)

Cash flow from discontinued operations	—	2.0

Effect of foreign currency exchange rates on cash and cash equivalents	7.0	19.4

Cash and cash equivalents beginning of period	$992.4	$679.6
Net change in cash and cash equivalents	(635.9)	(39.5)

Cash and cash equivalents end of period	$356.5	$640.1

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities – continuing operations(4)	$(762.3)	$60.0
Capital expenditures for property and equipment	(55.1)	(50.8)

Free Cash Flow(5)	$(817.4)	$9.2

Additional Cash Flow Information:
Interest payments, net of amounts capitalized	$563.1	$141.6

Income tax payments	$41.2	$56.5

SARs payments (less amounts included in restructuring payments)	$17.0	$27.8

Restructuring payments (including associated costs)	$49.9	$45.0

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In December 2013, we completed the sale of our rigid medical packaging business. The financial results of the rigid medical business are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

(3)

2014 primarily consists of depreciation and amortization of $164 million, and profit sharing expense of $19 million, partially offset by gain on Settlement agreement of $(21) million. 2013 primarily consists of depreciation and amortization of $161 million, loss on debt redemption of $32 million and profit sharing expense of $20 million, partially offset by deferred taxes, net of $(42) million.

(4)

In February 2014, we used $930 million of cash to fund the cash portion of the Settlement agreement and related accrued interest. To fund the cash payment, we used $555 million of cash and cash equivalents and utilized borrowings of $260 million from our revolving credit facility and $115 million from our accounts receivable securitization programs.

(5)

Free cash flow does not represent residual cash available for discretionary expenditures, including mandatory debt servicing requirements or non-discretionary expenditures that are not deducted from this measure.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,
	2014			2013
	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted
				Revised(3)		Revised(3)
Net sales	$1,973.6	$—	$1,973.6	$1,937.4	$—	$1,937.4
Cost of sales	1,293.6	(5.3)	1,288.3	1,278.3	(3.5)	1,274.8

Gross profit	680.0	5.3	685.3	659.1	3.5	662.6
As a % of total net sales	34.5%		34.7%	34.0%		34.2%
Selling, general and administrative expenses	459.8	(5.5)	454.3	449.9	(7.2)	442.7
As a % of total net sales	23.3%		23.0%	23.2%		22.9%
Amortization expense of intangible assets acquired	31.2	—	31.2	31.4	—	31.4
Stock appreciation rights expense	1.7	(1.7)	—	0.1	(0.1)	—
Costs related to the acquisition and integration of Diversey	0.9	(0.9)	—	—	—	—
Restructuring and other charges (credits)	14.1	(14.1)	—	11.9	(11.9)	—

Operating profit	172.3	27.5	199.8	165.8	22.7	188.5
As a % of total net sales	8.7%		10.1%	8.6%		9.7%
Interest expense	(73.9)	—	(73.9)	(89.7)	—	(89.7)
Foreign currency exchange (losses) related to Venezuelan subsidiaries	0.2	(0.2)	—	(0.5)	0.5	—
Gain from Claims Settlement	—	—	—	—	—	—
Loss on debt redemption	(0.4)	0.4	—	(0.1)	0.1	—
Other income (expense), net	(4.8)	7.5	2.7	(3.3)	0.2	(3.1)

Earnings from continuing operations before income tax provision	93.4	35.2	128.6	72.2	23.5	95.7
Income tax provision	33.1	4.9	38.0	17.9	3.9	21.8

Effective income tax rate	35.4%		29.5%	24.8%		22.8%
Net earnings from continuing operations	60.3	30.3	90.6	54.3	19.6	73.9
Net earnings from discontinued operations	—	—	—	2.0	(2.0)	—

Net earnings available to common stockholders	$60.3	$30.3	$90.6	$56.3	$17.6	$73.9

Net earnings per common share:
Diluted:
Continuing operations	$0.28	$0.14	$0.42	$0.25	$0.09	$0.35
Discontinued operations	—	—	—	0.01	(0.01)	—

Net earnings per common share – diluted	$0.28	$0.14	$0.42	$0.26	$0.08	$0.35

Weighted average number of common shares outstanding:
Diluted	214.7	214.7	214.7	213.6	213.6	213.6

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted Operating Profit			$199.8			$188.5
Other income (expense), net			2.7			(3.1)
Depreciation and amortization			81.6			81.8
Write down of non-strategic assets, included in depreciation and amortization			—			(5.0)

Non-U.S. GAAP Adjusted EBITDA			$284.1			$262.2

As a % of total net sales			14.4%			13.5%

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

Special items consist of certain one-time costs or charges/credits that are included in our U.S. GAAP reported results. These special items include restructuring and other associated costs related to our previously announced Earnings Quality Improvement Program ("EQIP") and the Integration and Optimization Program ("IOP") restructuring programs, foreign currency exchange losses related to Venezuelan subsidiaries, losses recorded on debt redemption and financing activities and stock appreciation rights ("SARs") expense and in 2014 the gain from Claims Settlement.

(3)

In December 2013, we completed the sale of our rigid medical packaging business. The financial results of the rigid medical business is reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

(4)	Depreciation and amortization includes:

	Three Months Ended June 30,
	2014	2013
Depreciation of property, plant and equipment	$38.5	$43.1
Amortization of intangible assets acquired	31.2	31.4
Amortization of deferred share-based compensation	11.9	7.3

Total	$81.6	$81.8

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Six Months Ended June 30,
	2014			2013
	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted
				Revised(3)		Revised(3)
Net sales	$3,801.3	$—	$3,801.3	$3,766.3	$—	$3,766.3
Cost of sales	2,480.3	(6.4)	2,473.9	2,495.0	(5.0)	2,490.0

Gross profit	1,321.0	6.4	1,327.4	1,271.3	5.0	1,276.3
As a % of total net sales	34.8%		34.9%	33.8%		33.9%
Selling, general and administrative expenses	907.2	(9.0)	898.2	884.6	(11.6)	873.0
As a % of total net sales	23.9%		23.6%	23.5%		23.2%
Amortization expense of intangible assets acquired	62.4	—	62.4	63.3	—	63.3
Stock appreciation rights expense	2.2	(2.2)	—	18.1	(18.1)	—
Costs related to the acquisition and integration of Diversey	1.8	(1.8)	—	0.4	(0.4)	—
Restructuring and other charges (credits)	20.2	(20.2)	—	11.7	(11.7)	—

Operating profit	327.2	39.6	366.8	293.2	46.8	340.0
As a % of total net sales	8.6%		9.6%	7.8%		9.0%
Interest expense	(152.4)	—	(152.4)	(180.5)	—	(180.5)
Foreign currency exchange (losses) related to Venezuelan subsidiaries	(14.8)	14.8	—	(13.6)	13.6	—
Gain from Claims Settlement	21.1	(21.1)	—	—	—	—
Loss on debt redemption	(0.8)	0.8	—	(32.4)	32.4	—
Other income (expense), net	(4.4)	9.4	5.0	(3.0)	0.3	(2.7)

Earnings from continuing operations before income tax provision	175.9	43.5	219.4	63.7	93.1	156.8
Income tax provision	43.8	13.6	57.4	8.7	24.3	33.0

Effective income tax rate	24.9%		26.2%	13.7%		21.0%
Net earnings from continuing operations	132.1	29.9	162.0	55.0	68.8	123.8
Net earnings from discontinued operations	—	—	—	4.0	(4.0)	—

Net earnings available to common stockholders	$132.1	$29.9	$162.0	$59.0	$64.8	$123.8

Net earnings per common share:
Diluted:
Continuing operations	$0.61	$0.14	$0.75	$0.26	$0.32	$0.58
Discontinued operations	—	—	—	0.02	(0.02)	—

Net earnings per common share – diluted	$0.61	$0.14	$0.75	$0.28	$0.30	$0.58

Weighted average number of common shares outstanding:
Diluted	214.6	214.6	214.6	213.2	213.2	213.2

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted Operating Profit			$366.8			$340.0
Other income (expense), net			5.0			(2.7)
Depreciation and amortization			164.4			161.3
Write down of non-strategic assets, included in depreciation and amortization			0.1			(5.0)

Non-U.S. GAAP Adjusted EBITDA			$536.3			$493.6

As a % of total net sales			14.1%			13.1%

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

Special items consist of certain one-time costs or charges/credits that are included in our U.S. GAAP reported results. These special items include restructuring and other associated costs related to our previously announced EQIP and IOP restructuring programs, foreign currency exchange losses related to Venezuelan subsidiaries, losses recorded on debt redemption and financing activities and stock appreciation rights ("SARs") expense and in 2014 the gain from Claims Settlement.

(3)

In December 2013, we completed the sale of our rigid medical packaging business. The financial results of the rigid medical business is reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

(4)	Depreciation and amortization includes:

	Six Months Ended June 30,
	2014	2013
Depreciation of property, plant and equipment	$75.6	$83.1
Amortization of intangible assets acquired	62.4	63.3
Amortization of deferred share-based compensation	26.4	14.9

Total	$164.4	$161.3

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT INFORMATION(1)

(Unaudited)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
		Revised(2)			Revised(2)
Net Sales:
Food Care	$962.1	$947.0	1.6%	$1,866.4	$1,850.1	0.9%
As a % of Total Company net sales	48.7%	48.9%		49.1%	49.1%
Diversey Care	581.3	570.0	2.0%	1,086.4	1,082.9	0.3%
As a % of Total Company net sales	29.5%	29.4%		28.6%	28.8%
Product Care	408.7	394.8	3.5%	802.5	782.0	2.6%
As a % of Total Company net sales	20.7%	20.4%		21.1%	20.8%

Total Reportable Segments Net Sales	1,952.1	1,911.8	2.1%	3,755.3	3,715.0	1.1%
Other	21.5	25.6	(16.0)%	46.0	51.3	(10.3)%

Total Company Net Sales	$1,973.6	$1,937.4	1.9%	$3,801.3	$3,766.3	0.9%

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
		Revised(2)			Revised(2)
Adjusted EBITDA:
Food Care	$159.4	$148.2	7.6%	$318.9	$293.9	8.5%
Adjusted EBITDA Margin	16.6%	15.6%		17.1%	15.9%
Diversey Care	72.3	73.3	(1.4)%	116.8	115.9	0.8%
Adjusted EBITDA Margin	12.4%	12.9%		10.8%	10.7%
Product Care	70.8	61.3	15.5%	140.9	123.9	13.7%
Adjusted EBITDA Margin	17.3%	15.5%		17.6%	15.8%

Total Reportable Segments Adjusted EBITDA	302.5	282.8	7.0%	576.6	533.7	8.0%
Other	(18.4)	(20.6)	(10.8)%	(40.3)	(40.1)	0.5%

Non-U.S. GAAP Total Company Adjusted EBITDA	$284.1	$262.2	8.4%	$536.3	$493.6	8.7%

Adjusted EBITDA Margin	14.4%	13.5%		14.1%	13.1%

(1)

As previously announced, effective as of January 1, 2014, the Company changed its segment reporting structure in order to reflect the way management now makes operating decisions and manages the growth and profitability of the business. See our Current Report on Form 8-K filed with the SEC on April 16, 2014 for further details. The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In December 2013, we completed the sale of our rigid medical packaging business. The financial results of the rigid medical business is reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

SEALED AIR CORPORATION

SEGMENT INFORMATION – CONTINUED

SUPPLEMENTARY INFORMATION(1)

(Unaudited)

Reconciliation of Non-U.S. GAAP Total Company Adjusted EBITDA to Net Earnings from Continuing Operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
		Revised(2)		Revised(2)
Non-U.S. GAAP Total Company Adjusted EBITDA	$284.1	$262.2	$536.3	$493.6
Depreciation and amortization (3)	(81.6)	(81.8)	(164.4)	(161.3)
Special items(4):

Write down of non-strategic assets included in depreciation and amortization	—	5.0	(0.1)	5.0
Restructuring and other charges(5)	(14.1)	(11.9)	(20.2)	(11.7)
Other restructuring associated costs included in cost of sales and selling general and administrative expenses	(10.8)	(10.7)	(15.4)	(16.6)
SARs	(1.7)	(0.1)	(2.2)	(18.1)
Costs related to the acquisition and integration of Diversey	(0.9)	—	(1.8)	(0.4)
Foreign currency exchange (losses) related to Venezuelan subsidiaries	0.2	(0.5)	(14.8)	(13.6)
Loss on debt redemption	(0.4)	(0.1)	(0.8)	(32.4)
Gain from Claims Settlement in 2014 and related costs	(0.5)	(0.2)	20.6	(0.3)
Other expense, net	(7.0)	—	(8.9)	—
Interest expense	(73.9)	(89.7)	(152.4)	(180.5)
Income tax provision (benefit)	33.1	17.9	43.8	8.7

U.S. GAAP net earnings from continuing operations	$60.3	$54.3	$132.1	$55.0

Notes:

(1)

The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

In December 2013, we sold our rigid medical packaging business. The financial results of the rigid medical business are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

(3)	Depreciation and amortization by segment is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
		Revised(2)		Revised(2)
Food Care	$27.1	$29.2	$59.1	$59.4
Diversey Care	29.8	33.4	62.1	68.1
Product Care	9.9	9.7	20.5	19.4

Total reportable segments	66.8	72.3	141.7	146.9
Other	14.8	9.5	22.7	14.4

Total Company depreciation and amortization	$81.6	$81.8	$164.4	$161.3

(4)

Includes items we consider unusual or special items. See Note 2 of "Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA"

(5)	Restructuring and other charges by segment is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
		Revised(2)		Revised(2)
Food Care	$7.0	$4.9	$11.1	$3.5
Diversey Care	3.4	5.7	3.8	4.9
Product Care	3.5	1.2	5.0	3.2

Total reportable segments	13.9	11.8	19.9	11.6
Other	0.2	0.1	0.3	0.1

Total Company restructuring and other charges	$14.1	$11.9	$20.2	$11.7

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY SEGMENT(1)

(Unaudited)

(In millions)

	Three Months Ended June 30, 2014
	Food Care		Diversey Care		Product Care		Other		Total Company
Volume – Units	$(8.3)	(0.9)%	$4.6	0.8%	$0.8	0.2%	$(5.0)	(19.5)%	$(7.9)	(0.4)%
Product price/mix(2)	43.0	4.6	10.6	1.9	12.1	3.0	0.6	2.3	66.3	3.4
Foreign currency translation	(19.6)	(2.1)	(3.9)	(0.7)	1.0	0.3	0.3	1.2	(22.2)	(1.1)

Total change (U.S. GAAP)	$15.1	1.6%	$11.3	2.0%	$13.9	3.5%	$(4.1)	(16.0)%	$36.2	1.9%

Foreign currency translation	$19.6	2.1%	$3.9	0.7%	$(1.0)	(0.3)%	$(0.3)	(1.2)%	$22.2	1.1%

Total constant dollar change (Non-U.S. GAAP)(3)	$34.7	3.7%	$15.2	2.7%	$12.9	3.2%	$(4.4)	(17.2)%	$58.4	3.0%

	Six Months Ended June 30, 2014
	Food Care		Diversey Care		Product Care		Other		Total Company
Volume – Units	$(9.9)	(0.5)%	$(5.5)	(0.5)%	$2.6	0.3%	$(7.0)	(13.6)%	$(19.8)	(0.5)%
Product price/mix(2)	80.2	4.3	26.8	2.4	20.5	2.6	1.3	2.5	128.8	3.4
Foreign currency translation	(54.0)	(2.9)	(17.8)	(1.6)	(2.6)	(0.3)	0.4	0.8	(74.0)	(2.0)

Total change (U.S. GAAP)	$16.3	0.9%	$3.5	0.3%	$20.5	2.6%	$(5.3)	(10.3)%	$35.0	0.9%

Foreign currency translation	$54.0	2.9%	$17.8	1.6%	$2.6	0.3%	$(0.4)	(0.8)%	$74.0	2.0%

Total constant dollar change (Non-U.S. GAAP)(3)	$70.3	3.8%	$21.3	1.9%	$23.1	2.9%	$(5.7)	(11.1)%	$109.0	2.9%

(1)

The results above are presented on a continuing operations basis, excluding our rigid medical business, which we sold in December 2013. The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)

Our product price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported product price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries.

(3)

Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES BY REGION(1)

Unaudited

(In millions)

	Three Months Ended June 30, 2014
	North America	Europe	Latin America	AMAT(2)	JANZ(3)	Total
Change in Net Sales
Volume – Units	$(7.2)	$4.7	$(13.5)	$11.0	$(2.9)	$(7.9)
% change	(0.9)%	0.8%	(6.3)%	4.9%	(2.2)%	(0.4)%
Product price/mix	27.5	(0.6)	30.2	3.9	5.3	66.3
% change	3.6%	(0.1)%	14.3%	1.7%	3.9%	3.4%
Foreign currency translation	(5.1)	31.1	(28.8)	(11.9)	(7.5)	(22.2)
% change	(0.7)%	5.2%	(13.6)%	(5.3)%	(5.6)%	(1.1)%

Total change (U.S. GAAP)	$15.2	$35.2	$(12.1)	$3.0	$(5.1)	$36.2

% change	2.0%	5.9%	(5.6)%	1.3%	(3.9)%	1.9%
Foreign currency translation	$5.1	$(31.1)	$28.8	$11.9	$7.5	$22.2

Total constant dollar change (Non-U.S. GAAP)	$20.3	$4.1	$16.7	$14.9	$2.4	$58.4

Constant dollar % change	2.7%	0.7%	8.0%	6.6%	1.7%	3.0%

	Six Months Ended June 30, 2014
	North America	Europe	Latin America	AMAT(2)	JANZ(3)	Total
Change in Net Sales
Volume – Units	$(16.5)	$(6.7)	$(11.4)	$19.2	$(4.4)	$(19.8)
% change	(1.1)%	(0.6)%	(2.8)%	4.6%	(1.5)%	(0.5)%
Product price/mix	60.8	4.2	46.8	9.1	7.9	128.8
% change	4.1%	0.3%	11.4%	2.2%	2.8%	3.4%
Foreign currency translation	(10.8)	45.2	(60.6)	(24.9)	(22.9)	(74.0)
% change	(0.7)%	3.8%	(14.7)%	(5.9)%	(8.1)%	(2.0)%

Total change (U.S. GAAP)	$33.5	$42.7	$(25.2)	$3.4	$(19.4)	$35.0

% change	2.3%	3.5%	(6.1)%	0.9%	(6.8)%	0.9%
Foreign currency translation	$10.8	$(45.2)	$60.6	$24.9	$22.9	$74.0

Total constant dollar change (Non-U.S. GAAP)	$44.3	$(2.5)	$35.4	$28.3	$3.5	$109.0

Constant dollar % change	3.0%	(0.3)%	8.6%	6.8%	1.3%	2.9%

(1)

The results above are presented on a continuing operations basis, excluding our rigid medical business, which we sold in December 2013. The supplementary information included in this press release for 2014 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	AMAT consists of Asia, Middle East, Africa and Turkey
(3)	JANZ consists of Japan, Australia and New Zealand